EXHIBIT 10.19

                       AGREEMENT FOR PURCHASE OF ASSETS

     This Agreement for Purchase of Assets (this "Agreement") is entered into effective the ____ day of August, 2004, between Alpha & Omega Marketing and Distribution LLC (the "the Seller"); and Fortune Entertainment Corporation (the "the Buyer").

                                R E C I T A L S

     A. The Seller desires to sell the assets, and transfer certain related liabilities, described below; and

     B. The Buyer desires to purchase the assets, and assume certain related liabilities, described below.

     NOW, THEREFORE, the parties agree as follows:

     1. Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, on the closing date and in consideration of the purchase price set forth below, (a) the Seller will sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase from the Seller, all assets identified on Exhibit A, and (b) the Seller shall be released from, and the Buyer shall directly assume the obligation to pay, certain liabilities that relate to or encumber the assets, as identified on Exhibit B. Only those assets and liabilities that are specifically itemized on Exhibit A and Exhibit B, respectively, are being transferred pursuant to this Agreement.

     The assets being acquired and the liabilities being assumed by the Buyer are hereafter referred to as the "Acquired Net Assets".

     2. Purchase Price. The purchase price for the Acquired Net Assets is Four Million Six Hundred Seventy Thousand (4,670,000) shares of restricted common stock of the Buyer.

     3. The Seller's Representations and Warranties. The Seller represents and warrants to the Buyer as follows:

          3.1 Authorization. The Seller has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate, result in a breach of, or constitute a default under any judgment, order or decree to which the Seller is subject. The execution, delivery and performance of this Agreement by the Seller will not violate, with or without the giving of notice and/or the passage of time, any provision of law now applicable to the Seller, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Seller pursuant to any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Seller is a party or by which the Seller may be bound, or to which it may be subject. The transactions contemplated by this Agreement will not require the authorization, consent or approval of any third party, other than the transfer of certain liabilities/encumbrances identified on Exhibit B. The execution, delivery and performance of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby have been duly and effectively authorized by all necessary corporate action.


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          3.2  Title to Acquired Net Assets.  The Seller is the owner and has good and marketable title to the Acquired Net Assets being sold to the Buyer hereunder, free and clear of all claims, liens, pledges or encumbrances of any kind, and the Buyer will receive good and marketable title to the Acquired Net Assets, free and clear of all claims, liens, pledges or encumbrances of any kind, other than certain liabilities/encumbrances identified on Exhibit B.

          3.3 No Commitments. The Seller is not a party to or bound by any written or oral agreement, partnership, joint venture, lease, commitment or other understanding or obligation which affects the Acquired Net Assets.

          3.4 Compliance with Laws. The Seller is not in violation in any material respect of any law, rule, regulation, order, injunction or decree of the government or courts of the United States or any state or other jurisdiction which affects or could affect, directly or indirectly, the Acquired Net Assets.

          3.5 No Litigation. There is (i) no litigation, proceeding, arbitral action or governmental investigation pending or threatened against the Seller regarding any of the Acquired Net Assets, and (ii) no decree, injunction or order of any court or governmental department or agency outstanding against the Seller regarding any of the Acquired Net Assets.

          3.6 Disclosure. No representation, warranty or statement in this Agreement, nor in any exhibit, certificate or schedule hereto or to be delivered to the Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein or herein not misleading.

          3.7 Effect of This Agreement. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated herein by the Seller and the Buyer do not require the consent, waiver, approval, license or authorization of any person or public authority; do not violate in any material respect any provision of law applicable to the Seller; and do not violate any restriction of any kind or character in any agreement between the Seller and any other party included in the Acquired Net Assets. The consummation of this transaction does not result in the creation of any lien, charge or encumbrance on any of the Acquired Net Assets.

          3.8 Disclaimer of Interest. Upon Closing, for the avoidance of any doubt, the Seller disclaims any and all interest whatsoever, whether actual, constructive, contingent, residual or otherwise, in all of the following: (i) the Net Acquired Assets, (ii) Freedom Medical Sources, LLC ("FMS"), (iii) Diabetes Education Sources, LLC ("DES"), and (iv) the business of FMS and DES.

          3.9 Investment in the Buyer. By accepting the Purchase Price in the form of shares of common stock of the Buyer, the Seller is making an investment in the common stock of the Buyer, and the Seller individually makes the following additional representations and warranties:

               (a) The Seller is entering into this Agreement for its own account and the Seller has no present arrangement (whether or not legally binding) at any time to sell the shares of common stock of the Buyer except as permitted by law.



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               (b)  The Seller is a sophisticated investor (as described in
Rule 506(b)(2)(ii) of Regulation D of the Securities Act of 1933, as amended) and/or an accredited investor (as defined in Rule 501 of Regulation D), and the Seller has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the common stock of the Buyer. The Seller acknowledges that an investment in the common stock of the Buyer is speculative and involves a high degree of risk.

               (c) The Seller has received all documents, records, books and other publicly available information pertaining to the Seller's investment in the Buyer that have been requested by the Seller. The Buyer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and the Seller has had access to and/or received copies of all of the Buyer's periodic filings with the Securities and Exchange Commission that have been requested by the Seller.

               (d) The Seller acknowledges that the shares of common stock of the Buyer are being offered in reliance on the exemptions from the registration requirements of the Securities Act and that the shares may not be resold except pursuant to an effective registration statement or an exemption from the registration provisions of the Securities Act. The Seller acknowledges that the certificates representing the shares shall bear a restrictive legend.

              (e) The Seller is responsible for obtaining such legal and tax advice as the Seller considers appropriate in connection with the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereunder.

     4. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller as follows:

          4.1 Authorization. The Buyer has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate, result in a breach of, or constitute a default under any judgment, order or decree to which the Buyer is subject. The execution, delivery and performance of this Agreement by the Buyer will not violate, with or without the giving of notice and/or the passage of time, any provision of law now applicable to the Buyer The execution, delivery and performance of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby have been duly and effectively authorized by all necessary corporate action.

          4.2 Effective of this Agreement. The execution, delivery and performance of this Agreement by the Buyer and the consummation by it of the transactions contemplated herein do not require the consent, waiver or approval of any person or public authority; do not violate in any material respect any provision of law applicable to the Buyer; do not result in a breach of the Articles of Incorporation or Bylaws of the Buyer and do not violate any other restriction of any character which may be imposed upon the Buyer.

     5. Closing. The closing of the transactions provided for in this Agreement (the "Closing") shall be deemed effective at the close of business on the date of execution of this Agreement (the "Closing Date"), as set forth above.


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     6.   Indemnification.

          6.1 Indemnification by the Seller. The Seller hereby agrees to indemnify, defend and hold harmless the Buyer, from, against, and with respect to any claim, liability, obligation, loss, damage, assessment, tax, judgment, action, suit, proceeding, demand, cost or expense (including, without limitation, reasonable attorneys fees and costs, and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), of any kind or character, arising out of or in any manner incident, relating or attributable to any failure of the Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by the Seller under this Agreement or under any certificate or other document or agreement signed by the Seller in connection with this Agreement, or arising out of or in any manner incident, relating or attributable to the breach of any representation or warranty by the Seller under this Agreement or under any certificate or other document or agreement signed by the Seller in connection with this Agreement. The obligations contained in this Section shall survive Closing.

          6.2 Indemnification by the Buyer. The Buyer hereby agrees to indemnify, defend and hold the Seller harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, tax, judgment, action, suit, proceeding or demand, cost or expense (including, without limitation, reasonable attorneys fees and costs, and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), of any kind or character, arising out of or attributable to any failure of the Buyer to perform or observe, or to have performed or observed, any covenant, agreement or condition of the Buyer under this Agreement, or relating or attributable to the breach of any representation or warranty by the Buyer under this Agreement or under any certificate or other document or agreement signed by the Buyer in connection with this Agreement. The obligations contained in this Section shall survive Closing.

          6.3 Notice and Defense. In the case of any action or claim brought by a third party against the Buyer, or the Seller, for an indemnifiable claim, the party against whom the claim is brought must, as a condition to enforceability of the other parties indemnity obligations hereunder, give the party to whom the obligation to indemnify may accrue prompt written notice of the action or claim and afford such party the opportunity to direct and control the negotiations, defense and settlement of the action or claim. The indemnifying party may elect within twenty (20) days after receipt of such notice to contest the claim in such manner as it deems necessary or advisable. If the indemnifying party elects to contest such claim, the indemnified party shall have the right to appoint associate counsel in such proceedings at its own expense. The indemnifying party shall not have the right to settle an indemnifiable matter except with the consent of the indemnified party. The indemnified party shall permit the indemnifying party reasonable access to the books and records of the indemnified party and its subsidiaries and shall otherwise cooperate with the indemnifying party in connection with any matter or claim for indemnification. If the indemnifying party does not elect to contest such claim, the indemnified party shall have the exclusive right to prosecute, defend, compromise, settle or pay such claim and receive indemnification therefor. If neither the indemnifying party nor the indemnified party elect to contest the claim, then the indemnifying party shall pay the amount of any indemnifiable claim within 30 days after receipt of the notice of claim.


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          6.4  Third-Party Indemnification.  Each of the Seller and the Buyer
shall make a good faith attempt (which shall not be deemed to include an obligation to commence any litigation) to seek indemnification from any third parties, including insurers, who may be liable upon any claims made against the Seller or the Buyer and for which the other party would be liable under this Section. To the extent either party indemnifies the other party for claims upon which third parties, including insurers, may be liable, the indemnified party shall, to the extent permissible, subrogate to the indemnifying party its rights with respect to such claims.

     7. Survival of Representations and Warranties. All representations and warranties made hereunder and in any exhibits delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Buyer and the Seller, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Buyer or the Seller, and shall survive the Closing for a period of three (3) years.

     8. Notices. To be effective, any notice hereunder shall be in writing, delivered in person or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses set forth below their signatures hereto, or to such other address as the parties may hereinafter designate.

     9. Amendment and/or Modification. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, amended or modified orally, or in any manner other than by an instrument in writing signed by all of the parties hereto.

     10. Binding Effect. Subject to provisions hereof regarding assignment, if any, this Agreement shall be binding upon and inure to the benefit of the respective parties, and their legal representatives, successors, assigns and heirs.

     11. Interpretation and Fair Construction of Contract. This Agreement has been reviewed and approved by each of the parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against either party.

     12. Undertaking and Further Assurances. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     13. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

     14. Specific Performance. The parties hereto acknowledge that the rights of the Buyer to consummate the transactions contemplated herein are unique and of an extraordinary character, and that, in the event that the Seller fails to perform in accordance with this Agreement, the Buyer will be without an adequate remedy at law. The parties agree, therefore, that in such

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event the Buyer may, in addition to any remedies at law for damages or other relief or other rights or remedies, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of this Agreement or seek any injunction or other equitable relief, and the Seller hereby waives the defense that the Buyer has adequate remedy at law.

     15. Entire Agreement. This Agreement (and the attached exhibits) contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

     16. Expenses. Subject to the Indemnification provisions above, all costs and expenses incurred by either party in negotiating this Agreement or in consummating the transactions contemplated hereby, except as provided herein, shall be paid by the party incurring such expenses.

     17. Governing Law and Venue. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the State of Nevada, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the State of Nevada. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits.

     18. Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorney's fees and other costs from the party in default.

     19. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     20. Headings. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     21. Counterparts and Facsimile Signatures. This Agreement and any exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.
Such facsimile copies shall constitute enforceable original documents.








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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective on the date first set forth above.

THE SELLER:                         THE BUYER:

ALPHA & OMEGA                       FORTUNE ENTERTAINMENT CORPORATION
MARKETING AND DISTRIBUTION LLC



By: /s/ Deborah J. Dudley, Manager  By: /s/ Douglas R. Sanderson, CEO
By: /s/ Bonita Peters, Manager

12751 Westlinks Dr., Suite 3        8687 West Sahara Avenue, Suite 150
Ft. Meyers, Florida  33913          Las Vegas, Nevada 89117












































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                                   EXHIBIT A

                               TRANSFERRED ASSETS


1.   Cash account bank balances in the aggregate amount of $109,488.08.

2. Fixed assets consisting of computer equipment, office furniture, phone equipment and a security system, all to be itemized by separate schedules, recorded by the Seller at a cost basis of $63,254.99. The parties shall mutually agree upon a fair market value for accounting and tax purposes.

3. Automobiles, to be itemized by a separate schedule, recorded by the Seller at a cost basis of $45,087.79. The parties shall mutually agree upon a fair market value for accounting and tax purposes.

4.   A security deposit in the amount of $8,765.00.

5.   Receivable from FMS in the aggregate amount of $51,557.45.

6.   Receivable from DES in the aggregate amount of $8,678.19.

7.   Receivable from DiBon in the aggregate amount of $63.00.

8.   Receivable from LifeTrac in the aggregate amount of $39,848.46.

9.   No other assets are being transferred.

THE SELLER:                             THE BUYER:

ALPHA & OMEGA                           FORTUNE ENTERTAINMENT CORPORATION
MARKETING AND DISTRIBUTION LLC


By: /s/ Deborah J. Dudley, Manager      By: /s/ Douglas R. Sanderson, CEO
By: /s/ Bonita Peters, Manager

























                                  EXHIBIT B

                          TRANSFERRED LIABILITIES

1.   Office lease in Florida with remaining amount payable not to exceed
     $19,286.88.

2.   Credit Line   Orion representing loan outstanding on automobiles,
     not to exceed $45,725.29.

3.   Phone Equipment Capital Lease, not to exceed $6,916.68

4.   Accounts Payable not to exceed $53.61.

5.   Payroll Liabilities not to exceed $517.54

6.   No other liabilities are being transferred.


















THE SELLER:                           THE BUYER:

ALPHA & OMEGA                         FORTUNE ENTERTAINMENT CORPORATION
MARKETING AND DISTRIBUTION LLC


By: /s/ Deborah J. Dudley, Manager    By:  /s/ Douglas R. Sanderson, CEO
By: /s/ Bonita Peters, Manager